Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-64409, 333-64411, 333-64413, 333-80327,
333-80331, 333-40210 and 333-40212) of Giga Information Group, Inc. of our report dated February 9, 2001 (except for Note 21, as to which the date is March 26, 2001) relating to the financial statements and financial statement schedules, which appears in this Form 10-K.




                     PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2001